Exhibit 99.1


LOEHMANN'S HOLDINGS, INC. TO COMMENCE TRADING ON THE NASDAQ NATIONAL STOCK MARKET AND COMPLETES THE SALE OF ITS BRONX FACILITY

BRONX, N.Y.--(BUSINESS WIRE)--July 25, 2002--Loehmann's Holdings, Inc. (OTCBB:LHMS - News) today announced that its common stock will commence trading on the NASDAQ National Stock Market beginning the week of July 29, 2002. The common stock, which was trading on the NASDAQ OTC Bulletin Board, will continue to trade under the ticker symbol LHMS.

     The Company also announced that it has completed the sale of its facility in the Bronx, NY and realized $5.0 million in cash from the transaction. The Company's corporate headquarters will continue to be located in the Bronx facility.

     Loehmann's is a leading specialty retailer of well-known designer and brand name women's and men's fashion apparel, accessories and shoes at prices that are typically 30% to 65% below department store prices. Loehmann's operates 43 stores in major metropolitan markets located in 16 states. Loehmann's invites investors to visit the Company's web site at www.loehmanns.com.